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                         MERITAGE HOSPITALITY GROUP INC.

                        1996 DIRECTORS' SHARE OPTION PLAN

         The purpose of the 1996 Directors' Share Option Plan is to advance the interests of Meritage Hospitality Group Inc. and its shareholders by affording non-employee members of the Company's Board of Directors an opportunity to increase their proprietary interest in the Company by the grant of options to them to purchase Common Shares under the terms set forth herein. The Company believes that this Plan will give an incentive to these members of the Board to increase revenues and profits.

         1. EFFECTIVE DATE OF THE PLAN. This Plan shall become effective at such time as it is approved by shareholders at the 1996 Annual Meeting of Shareholders of the Company.

         2. SHARES SUBJECT TO THE PLAN. The shares to be issued upon the exercise of the options granted under the Plan shall be Common Shares, $.01 par value, of the Company. Either treasury or authorized and unissued Common Shares, or both, as the Board of Directors shall from time to time determine, may be so issued. No Common Shares which are the subject of any lapsed, expired or terminated options may be made the subject of additional options under the Plan.

         Subject to the provisions of Section 4 hereof, the aggregate number of Common Shares for which options may be granted under the Plan shall be 120,000 Shares.

         3. ADMINISTRATION. The Plan shall be administered by a committee appointed in accordance with the Bylaws and consisting of three or more directors which directors may also be eligible to participate in the Plan.

         Subject to the express provisions of the Plan, the Committee shall have the authority to establish the terms and conditions of such option agreements, consistent with this Plan. Such agreements need not be uniform.

         4.  ADJUSTMENTS TO COMMON SHARES AND OPTION PRICE.

                  4.1 In the event of changes in the outstanding Common Shares of the Company as a result of share dividends, split-ups, recapitalizations, combinations or exchanges, the number and class of Common Shares authorized to be the subject of options under the Plan and the number and class of Common Shares and Option Price for each option which is outstanding under this Plan shall be correspondingly adjusted by the Committee.

                  4.2 The Committee shall make appropriate adjustments in the Option Price to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

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                  4.3 In the event of the dissolution or liquidation of the
         Company or any merger, consolidation or combination in which the Company is not the surviving corporation or in which the outstanding Common Shares of the Company are converted into cash, other securities or other property, each outstanding option issued hereunder shall terminate as of a date fixed by the Committee, provided that no less than 20 days' written notice of the date of expiration shall be given to each holder of an option. Each such holder shall have the right during such period following notice to exercise the option as to all or any part of the option for which it is exercisable at the time of such notice.

         5. ELIGIBLE DIRECTORS; GRANT OF OPTIONS. An Eligible Director is each director of the Company as of the time of grant of an Option called for hereafter who is not also an employee of the Company.

         Each Eligible Director shall be granted an option for the purchase of 5,000 Common Shares immediately after the 1996 Annual Shareholders' Meeting and an additional Option for 1,000 Common Shares immediately after each subsequent Annual Shareholders' Meeting. Persons who become Eligible Directors after the effective date of the Plan shall be granted an option for 5,000 shares as a result of their election, whether by shareholders or directors, and upon each subsequent Annual Shareholders' Meeting, another option for 1,000 shares. All grants shall be made on the date of the event giving rise to the option. Such grants shall continue until the number of the shares provided for in Section 2 are exhausted.

         6. PRICE. The purchase price of the Common Shares which may be acquired pursuant to the exercise of any option granted pursuant to the Plan shall be the last closing sale price reported on the date of grant, provided such price shall not be less than Seven Dollars ($7.00) per share on all grants made immediately after the 1996 Annual Shareholders' Meeting.

         7. PERIOD OF OPTION. The term of each option shall be ten years from the date of grant.

         8. EXERCISE OF OPTION. An option may be exercised by an Eligible Director as to all or part of the shares covered thereby by giving written notice to the Company at its principal office, directed to the attention of its Secretary, accompanied by payment of the Option Price in full for shares being purchased. The payment of the Option Price shall be either in cash or, subject to any conditions set forth in the option agreement, by delivery of Common Shares of the Company having a fair market value equal to the purchase price on the date of exercise of the option, or by any combination of cash and such shares.

         Unless there is in effect at the time of exercise a registration statement under the Securities Act of 1933 permitting the resale to the public of shares acquired under the Plan, the holder of the option shall, except to the extent determined by the Committee that such is not required, (i) represent and warrant in writing to the Company that the shares acquired are being acquired for investment and not with a view to the distribution thereof, (ii) acknowledge that the shares acquired may not be sold unless registered for sale under said Act or pursuant to an exemption from such registration,

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and (iii) agree that the certificates evidencing such shares shall bear a legend to the effect of clauses (i) and (ii).

         9. NONTRANSFERABILITY OF OPTIONS. An option is not transferable by an Eligible Director to whom granted other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code"), or Title 1 of the Employee Retirement Income Security Act, as amended.

         10. DEATH OR DISABILITY OF AN OPTIONEE. If an optionee shall cease to be an Eligible Director on account of disability or death, an option theretofore granted to such Eligible Director may be exercised by the optionee or, in the case of death, by the legal representative of the estate of the deceased option holder or by the person or persons to whom such Eligible Director's rights under the option shall pass by will or the laws of descent and distribution, at any time within one year from the date the optionee ceased to be an Eligible Director, but only to the extent the option holder was entitled to exercise the option at the date of such cessation and only during the option period. "Disability" shall have the meaning ascribed to it in
Section 105(d)(4) of the Code.

         11. RIGHTS AS A SHAREHOLDER. The holder of an option shall not have any of the rights of a shareholder of the Company with respect to the shares subject to an option until a certificate or certificates for such shares shall have been issued upon the exercise of the option.

         12. AMENDMENT AND TERMINATION.

                  12.1 The Plan shall terminate five years after its effective date and thereafter no options shall be granted thereunder. All options outstanding at the time of termination of the Plan shall continue in full force and effect in accordance with and subject to the terms and conditions of the Plan. The Board of Directors of the Company at any time prior to that date may terminate the Plan or make such amendments to it as the Board of Directors shall deem advisable; provided, however, that except as provided in Section 4 hereof, the Board of Directors may not, without shareholder approval, increase the maximum number of shares as to which options may be granted under the Plan, change the class of persons eligible to receive options under the Plan or change the number of options to be granted to each eligible person under the Plan. No termination or amendment of the Plan may, without the consent of the holder of an option then existing, terminate the option or materially and adversely affect the rights under the option.

                  12.2 This Plan may not be amended more than once every six months other than to conform with changes in the Code, the Employee Retirement Income Security Act, as amended, or the rules thereunder.

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         13. AUTOMATIC TERMINATION OF OPTION. Notwithstanding anything contained herein to the contrary:

                  13.1 If at any time a holder of an option granted under this Plan becomes an employee, officer or director of or a consultant to an entity which the Committee determines is a competitor of the Company, such option shall automatically terminate as of the date such conflicting relationship was established regardless of whether such option is exercisable in whole or in part at such time.

                  13.2 An Option shall terminated immediately if such termination is for cause. Cause is defined as including, but not limited to, theft or intentional damage to Company property, the use of illegal drugs, the commission of a criminal act, or willful violations of the law or of policies of the Company which prohibit directors from trading Common Shares for personal gain based on knowledge of the Company's activities or results when such information is not available to the general public.





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